Exhibit 25

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
               ----------------------------------

                           FORM  T - 1


           STATEMENT OF ELIGIBILITY AND QUALIFICATION
              UNDER THE TRUST INDENTURE ACT OF 1939
          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


        Check if an application to determine eligibility of a Trustee pursuant to Section 305(b)(2)

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                      SYNOVUS TRUST COMPANY
       (Exact Name of Trustee as Specified in its Charter)

       Georgia                             58-2146977
(Jurisdiction of Incorporation or         (I.R.S. Employer
Organization if not a National Bank)    Indentification No.)
P.O. Box 120,  Columbus, Georgia           31902-0120
(Address of Principal Executive Office)    (Zip Code)

                      Ms. Frazer K. Loomis
                    Assistant Vice President
                      Synovus Trust Company
                       Post Office Box 120
                  Columbus, Georgia  31902-0120
                         (706) 644-8951
     (Name, Address and Telephone No. of Agent for Service)

               ----------------------------------

               1st FRANKLIN FINANCIAL CORPORATION
       (Exact Name of Obligor as Specified in its Charter)

       Georgia                               58-0521233
(State or other Jurisdiction              (I.R.S. Employer
 of Incorporation or Organization)      Identification No.)

213 East Tugalo Street
   Toccoa, Georgia                              30577
(Address of Principal Executive Offices)     (Zip Code)

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              Variable Rate Subordinated Debentures
              Due Four Years From Date of Issuance

               (Title of the Indenture Securities)

Item 1.   General Information.

                Furnish the following information as to the trustee:

                (a)   Name and address of each examining  or
                 		   supervising authority to which it is subject.

                               Georgia Department of Banking and Finance
                               2990 Brandywine Road
                       	       Suite 200
                       	       Atlanta, Georgia  30041

                               Federal Deposit Insurance Corporation
                       	       Marquis Tower One
                       	       Suite 1700
                               Atlanta, Georgia  30303

                (b)   Whether it is authorized  to  exercise
                		    corporate trust powers.

                   			The Trustee  is  authorized to exercise  corporate
                    		trust powers.

Item 2.   Affiliations with the Obligor.

               If the obligor is an affiliate of the trustee, describe such affiliation.

                    None

Item 3.   Voting Securities of the Trustee.  *

Item 4.   Trusteeships under Other Indentures.  *

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters. *

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials. *

Item 7. Voting Securities of the Trustee Owned by Underwriters or their Officials. *

Item 8.   Securities of the Obligor Owned or Held by the Trustee.
          *

Item 9.   Securities  of  Underwriters  Owned  or  Held  by   the
          Trustee.  *

Item 10.  Ownership   or  Holdings  by  the  Trustee  of   Voting
          Securities of Certain Affiliates or Security Holders of the Obligor. *

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or more of the Voting
          Securities of the Obligor.  *


_______________

*  Not Applicable pursuant to General Instruction B.

Item 12.  Indebtedness of the Obligor to the Trustee.  *

Item 13.  Defaults by the Obligor.

          There has been no default with respect to the securities under the Indenture, or any other indenture or series under which (i) the Trustee is a trustee, and
          (ii) any other securities, or certificates of interest or participation in any other securities, of 1st Franklin Financial Corporation are outstanding.

Item 14.  Affiliations with the Underwriters.  *

Item 15.  Foreign Trustee.  *

Item 16.  List of Exhibits.


               (1) A copy of the Charter and/or Articles of Incorporation of the Columbus Bank and Trust Company. (Incorporated herein by reference to
               	     Exhibit 25.1 of the registrant's Form SE dated June 8, 1993, filed pursuant to continuing hardship exemption.)

               (1-1) A copy of the Charter and/or Articles of
               	     Incorporation of the Trustee. (Incorporated by reference to Exhibit 25.1-1 of the registrant's Registration Statement on form S-2, Registration
           	         No. 333-1007 dated February 29, 1996.)

               (2)   Not applicable.

               (3)   Not applicable.

               (4)   Copy of the Bylaws of the Columbus Bank  and
               	     Trust Company, as now in effect. (Incorporated herein by reference to Exhibit 25.4 of the Registrant's Form SE dated June 8, 1993, filed
           	         pursuant to continuing hardship exemption.)

               (4-1) Copy of the Bylaws of the Synovus Trust
               	     Company.   (Incorporated by reference  to  Exhibit
               	     25.4-1 of the registrant's Registration Statement on form S-2, Registration No. 333-1007 dated February 29, 1996.)

               (5)   Not Applicable.

               (6)   The  consent  of  the  Trustee  required  by
               	     Section 321(b) of the Act, filed as Exhibit 25.6.

               (7) Copy of the latest Report of Condition of Columbus Bank and Trust Company published pursuant to law or the requirements of its supervising or examining authority, filed as Exhibit 25.7.






___________________

*  Not Applicable pursuant to General Instruction B.



                            SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Synovus Trust Company, a trust company organized and existing under the laws of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, and the State of Georgia, on the 12th day of
February   , 2001.



                                            SYNOVUS TRUST COMPANY


                               By:          /s/  Frazer K. Loomis
                                         ------------------------
                               Title:    Assistant Vice President